EXHIBIT 23.1


INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Registration Statement No.33-35299, No.333-35829 and 333-49893 of The Neiman
Marcus Group, Inc. and subsidiaries on Forms S-8, S-8 and S-3, respectively, of our report dated August 27, 1998, appearing in this Annual Report on Form 10-K of The Neiman Marcus Group, Inc. and subsidiaries for the year ended August 1, 1998.

s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
October 23, 1998

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